                                                                   EXHIBIT 99.1


                            [INPUT/OUTPUT LOGO HERE]


NEWS RELEASE

For further information contact:
C. Robert Bunch
Chief Administrative Officer
(281) 933-3339
================================================================================
TUESDAY, OCTOBER 10, 2000



                            CHANGE IN FISCAL YEAR END

         HOUSTON - Input/Output, Inc. (NYSE: IO) today announced that effective December 31, 2000 the Company's fiscal year-end will change from May 31 to December 31. Accordingly, the Company intends to file a transition report on Form 10-K as of and for the seven months ending December 31, 2000. A Quarterly Report on Form 10-Q will be filed for the three months ending November 30, 2000 based on the Company's current fiscal period.

         In commenting on the change, Tim Probert, the Company's President and Chief Executive Officer said, "Adopting a calendar year-end for our fiscal year will better align the Company's financial reporting periods both with the industry sector and the Company's business strategy."

         Input/Output is a world leader in seismic acquisition imaging technology for land, transition zone and marine exploration and production. The Company specializes in driving to market technology that creates value for the energy industry in the areas of 2D, 3D, 4D, and multi-component seismic data acquisition.

     This press release contains forward-looking information, which is subject to the provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to, the potential effects of the Company's financial reporting periods. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including risks associated with the timing and development of, and market acceptance of, the Company's products and services, technological changes affecting the Company's product line, industry conditions, risks associated with competition and competitive pricing pressures, defaults in financed purchase obligations and changes in contract terms, and risks associated with sales to customers outside the United States. Additional factors which could affect actual results are described in the section entitled "Cautionary Statement for Purposes of Forward-Looking Statements" contained in the Company's report on Form 10-K for the year ended May 31, 2000 and the Company's Quarterly Reports on Form 10-Q filed thereafter.